Exhibit 99.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. § 1350, AS ADOPTED
PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, Paul H. Stebbins, Chief Executive Officer of World Fuel Services Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL H. STEBBINS
Paul H. Stebbins, Chairman and Chief Executive Officer

Date: November 4, 2002